UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2013

 CATAMARAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52073

Yukon Territory, Canada	98-0167449
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)

(800) 282-3232
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2013, Catamaran Corporation (“Catamaran Corp.”), through its direct wholly owned subsidiary Catamaran LLC (“Catamaran LLC”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with The F. Dohmen Co., a Wisconsin corporation (“Dohmen”). Pursuant to the Purchase Agreement, Catamaran LLC will acquire (the “Acquisition”) all of the outstanding limited liability company interests of Restat, LLC, a Wisconsin limited liability company (“Restat”), in exchange for $409.5 million in cash, subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. The Acquisition is expected to close in the fourth quarter of 2013, subject to the satisfaction or waiver of various closing conditions, as described below.

The Purchase Agreement contains customary representations, warranties and covenants. A portion of the purchase price ($30 million in cash) will be placed in an escrow fund to secure Dohmen's indemnification obligations for a period of 18 months following the closing of the Acquisition. Dohmen's indemnification obligations for breaches of Dohmen's representations and warranties will be subject to an aggregate cap equal to the amount of the escrow fund, a per-claim threshold of $50,000 and an aggregate threshold of $3,000,000 (when the aggregate threshold is met, the amount of claims in excess of $1,500,000 can be recovered), subject to certain exclusions. Representations and warranties of Dohmen will generally survive for 18 months after closing, subject to a longer survival period for certain specified representations.

The consummation of the Acquisition is subject to certain customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Purchase Agreement may be terminated (a) by the mutual consent of Catamaran LLC and Dohmen, or (b) by either Catamaran LLC or Dohmen, (i) if the other party materially breaches the Agreement (subject to a ten-day cure period), (ii) if the closing of the Acquisition has not occurred prior to October 31, 2013, or (iii) in the event of the issuance of a final, nonappealable order of a governmental body restraining or prohibiting the Acquisition. There is no fee associated with the termination of the Purchase Agreement.

Dohmen (on behalf of Dohmen and its affiliates) has agreed to certain noncompetition and nonsolicitation covenants (subject to certain agreed upon exceptions) for a period of five years after the closing date.

Catamaran LLC intends to finance the purchase price for the Acquisition through borrowings available under Catamaran Corp.'s existing senior secured revolving credit facility and cash on hand.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 2, 2013

CATAMARAN CORPORATION

By:	/s/ Jeffrey Park
Name: Jeffrey Park Title: Executive Vice President and Chief Financial Officer